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                                                                   EXHIBIT 10.13

                                      LEASE

THIS LEASE is made on the 6th day of July, 1995, by and between Los Gatos Business Park (hereinafter called "Lessor) and lntermart Systems, Inc. (hereinafter called "Lessee").

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

A. Premises. Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms conditions herein set forth, those certain Premises ("Premises") situated in the City of Los Gatos, County of Santa Clara, California, as outlined in Exhibit "A" attached hereto and described follows: +/- 5,100 square feet of a larger building commonly known 131-D Albright Way, Los Gatos, California, 95030. Lessee's pro-rata share shall be +/- 22.7%.

B. Term. The term of this Lease shall be for three (3) years, commencing on August 1, 1995 and ending on July 31, 1998, unless sooner terminated pursuant to any provision hereof.

C.       Rent. Lessee shall pay to Lessor rent for the Premises of Two
         Thousand Five Hundred Fifty and 00/100 Dollars ($2,550.00) per month in lawful money of the United States of America, subject to adjustment as provided in Section A of this Paragraph. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor as follows: $2,550.00 shall be paid upon execution of the Lease, which sum represents the amount of the first month's rent. A deposit of $5,355.00 as a Security Deposit shall be made by Lessee and held by Lessor pursuant to Paragraph 5 of this Lease, and shall be paid upon execution of the Lease. If Lessee is not in default of any provision of this Lease, this sum, without interest thereon, shall be applied toward the rent due for the last month of the term of this Lease or the extended term, pursuant to any extension of the Initial term in accordance with the provisions of this Lease. Rent shall be paid in advance on the first (1st) day of each succeeding calendar month as follows:

                  08/01/95  -  01/31/96         $2,550.00/mo/NNN
                  ---------------------         ----------------
                  02/01/96  -  07/31/96         $3,825.00/mo/NNN
                  ---------------------         ----------------
                  08/01/96  -  07/31/97         $5,100.00/mo/NNN
                  ---------------------         ----------------
                  08/01/97  -  07/31/98         $5,355.00/mo/NNN
                  ---------------------         ----------------

         Rent for any period during the term hereof which is for less than one
         (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, in any installment of rent or other payment due from Lessee is not received by Lessor within five (5) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of ten



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         percent (10%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

                  If, for any reason whatsoever, Lessor cannot deliver possession of the Premises on the commencement date set forth in Paragraph 2 above this Lease shall riot be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, Lessee shall not be obligated to pay rent until possession of the Promises is tendered to Lessee and the commencement and termination dates of this Lease shall be revised to conform to the date of Lessor's delivery of possession. In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease, including the obligation to pay rent at the same monthly rate as that prescribed for the first month of the Lease term.

         [A.      Cost of Living Increase.  The rent payable in advance on the first day of each month succeeding, 19 , shall be determined in the following manner: the All Urban Consumer Price Index (all items) for the San Francisco/Oakland Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published most immediately preceding the date of, 19 , shall be compared with the Index published for the date at the commencement of the Lease ("Beginning Index").

                  If the , 19 , Index has increased over the Beginning Index, the monthly rent payable during the , 19 , to , 19 , period shall be set by multiplying the monthly rent paid for the period from, 19 , to , , by a fraction, the numerator of which is the , 19 , index and the denominator of which is the Beginning Index. In no event shall the monthly rent as determined by this adjustment be less than the monthly rent immediately prior to such adjustment. On adjustment of the monthly rent as herein provided, Lessor shall notify Lessee in writing of the new monthly rent.]

         B. All taxes, insurance premiums, Outside Area Charges, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all reasonable damages, costs, and attorney's fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease, shall be deemed to be additional rent (hereinafter, "Additional Rent"), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the nonpayment of monthly installment of rent.

D.       Option to Extend Term.

         1. Lessee shall have the option to extend the term on all the provisions contained in this Lease for one one-year periods ("extended term(s)") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:


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                  (a)      Lessee has given to Lessor written notice of exercise
                           of that option ("option notice") at least six (6) months before expiration of the initial term or extended term(s), as the case may be.

                  (b) Lessee is not in default in the performance of any of the terms and conditions of the Lease on the date of giving the option notice, and Lessee is not in default on the date that the extended term is to commence.

         2.       Monthly rent for the extended term shall be $5,610.00.

         3. In no event shall the monthly rent for any extended term be less than the monthly rent paid immediately prior to such extended term.

E. Security Deposit. Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of $5,355.00 to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall, within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants, and conditions of this Lease and, at the and of the term of this Lease, leave the Promises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Promises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor's general funds, or can co-mingle the Security Deposit with the Lessor's general and other funds.

F. Use of the Premises. The Premises shall be used exclusively for the purpose of sales, marketing, light manufacturing and distribution of computer systems.

              Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Promises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the promises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.



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                  Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper. Lessee shall comply with all the covenants, conditions, and/or restrictions ("C.C. & R.'s") affecting the Premises.

                 Lessor represents and warrants to Lessee that to the best of its knowledge there are no Toxic or Hazardous materials present on, at or under the Premises, which shall be deemed to include underlying land and groundwater, at the time of Lessee's occupancy. Lessor shall indemnify, defend and hold harmless Lessee, its partners, directors, officers, employees, lenders, and successors against all claims, obligations, liabilities, demands, damages, judgements, and costs, including reasonable attorneys' fees arising from or in connection with any prior Toxic or Hazardous materials that existed prior to Lessee's occupancy of the Premises. Lessee in turn represents to Lessor that it does not now and will not in the future permit the use or storage on the Premises of Toxic or Hazardous materials, excluding, however basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee's business as described in paragraph 6 hereof. For purposes of this paragraph 6 "Toxic or Hazardous Materials" shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the leased premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the leased premises;
         (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory. "Toxic or Hazardous Materials" shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.

                  Lessee hereunder shall be responsible for and indemnify, and hold Lessor and its partners, directors, officers, employees. lenders, successors and assigns harmless from all claims, obligations, liabilities, demands, damages, judgments and costs, including reasonable attorneys' fees arising at any time during or in connection with Lessee's causing or permitting any materials referred to under any governmental provisions or regulatory scheme as "hazardous" or "toxic" or which contain petroleum, gasoline, or other petroleum product, to be brought upon, stored, manufactured, generated, handled, disposed, or used on, under or about the Premises.

                  If, at any time during the term of this Lease, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessee's expense and Lessee shall pay such costs within fifteen (15) days from the date of the invoice by Lessor. If any such toxic waste, spillage, or other contamination are found upon the Premises, Lessee shall deposit with Lessor, within fifteen (15) days of notice from Lessor to Lessee to do so, the amount necessary to remove the substances and remedy the problem.



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               Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.

G. Improvements: Lessor will provide improvements to the Premises as specified in Exhibit "B" attached hereto and by this reference made a part hereof. Lessor will make reasonable efforts to complete such improvements prior to August 1, 1995. Possession of the premises, pursuant to Paragraph 13 of this lease, shall be deemed tendered upon receipt of final city approvals.

H.       TAXES AND ASSESSMENTS.

         1. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or Imposed upon or against Lessee's fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

         2. All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor. Lessee shall pay to Lessor Lessee's proportionate share of such taxes or assessments within ten (10) days of receipt of Lessor's invoice demanding such payment, Lessee's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

I.       INSURANCE.

         1. Indemnity. Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees) on account of. or arising out of, the condition, use, or occupancy of the Premises. This Lease is made on the express condition that Lessor shall riot be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees, and invitees.

         2. Liability Insurance. Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such




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         insurance shall be in an amount satisfactory to Lessor of not less than one million dollars ($1,000,000) for bodily injury or death as a result of one occurrence, and five hundred thousand dollars ($500,000) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to withhold unreasonably. Prior to possession, Lessee shall deliver to Lessor a certificate of insurance evidencing the existence of the policy which (1) names Lessor as an additional insured, (2) shall not be canceled or altered without thirty (30) days' prior written notice to Lessor, (3) insures performance of the indemnity set forth in Section A of Paragraph 9, and (4) coverage is primary and any coverage by Lessor is in excess thereto.

         3. Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof. Lessee shall pay to Lessor its pro-rata share of the cost of said insurance within ten (10) days of Lessee's receipt of Lessor's invoice demanding such payment. Lessee acknowledges that such insurance procured by Lessor shall contain a deductible which reduces Lessee's cost for such insurance, and, in the event of loss or damage, Lessee shall be required to pay to Lessor the amount of such deductible.

                  Lessor does not currently carry earthquake insurance. However, Lessor reserves the right to do so should it become available at commercially reasonable rates.

         4. Lessee hereby releases Lessor, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property of Lessee in, about, or upon the Promises, which is caused by or results from perils, events, or happenings which are the subject of insurance in force at the time of such loss.

J. Reimbursable Expenses and Utilities. Lessee shall pay for all water, gas, light, heat, power, electricity, telephone, trash removal, landscaping, sewer charges, and all other services, including normal and customary property management fees, supplied to or consumed on the Premises. In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor for such expenses within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment.

K.       Repairs and Maintenance.

         1. Subject to provisions of paragraph 15, Lessor shall keep and maintain in good order, condition and repair the structural elements of the Promises including the roof, roof membrane, paving, floor slab, foundation, exterior walls, landscaping, irrigation and elevators. Lessor shall make such repairs, replacements, alterations or improvements as Lessor deems reasonably necessary with respect to such structural elements and Lessee shall pay to Lessor, within ten days of Lessor's invoice to Lessee therefor, Lessee's pro-rata share of such repairs, replacements, alterations or improvements. Notwithstanding the foregoing, if the reason for any repair, replacement, alteration or improvement is caused by Lessee or arises because of a


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         breach of Lessee's obligations under this Lease, then Lessee shall pay
         100% of the costs or expense to remedy the same.

         2. Except as expressly provided in Subparagraph A above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and electrical, plumbing, lighting, heating, and air conditioning systems in good and sanitary order, condition, and repair. Lessee shall, at all times during the Lease term and at his expense, have in effect a service contract for the maintenance of the heating, ventilating, and air-conditioning (HVAC) equipment with an HVAC repair and maintenance contractor approved by Lessor which provides for periodic inspection and servicing at least once every three (3) months during the term hereof. Lessee shall further provide Lessor with a copy of such contract and all periodic service reports.

                  Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due.

                  Lessee hereby expressly waives the provision of Subsection 1 of Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 942 of said Civil Code.

L. Alterations and Additions. Lessee shall not make, or suffer to be made any alterations, improvements or additions in, on, or about, or to the Premises or any part thereof, without prior written consent of Lessor and without a valid building permit issued by the appropriate governmental authority. Lessor retains, at his sole option, the right to retain a General Contractor of his own choosing to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to their prior condition. Any alteration, addition, or improvement to the Premises, shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Lessor can elect, however, within thirty (30) days before expiration of the term or within five (5) days after termination of the term, to require Lessee to remove any alterations, additions, or improvements that Lessee has made to the Premises. If Lessor so elects, Lessee shall restore the Promises to the condition designated by Lessor in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, carpeting, or any other installation which has become an integral part of the Premises. In the event that Lessor consents to Lessee's making any alterations, improvements, or additions, Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, which shall remain posted until completion of the alterations, additions, or



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         improvements. Lessee's failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.

                  If, during the term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same.

M. Acceptance of the Premises and Covenant to Surrender. By entry and taking possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry, and Lessee further accepts any tenant improvements to be constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements.

                  Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting for such wear and tear as would be normal for the period of the Lessee's occupancy. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets steam cleaned, the walls and columns painted, the flooring waxed, any damaged ceiling tile replaced, the windows cleaned, the drapes cleaned, and any damaged doors replaced.

                  If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

N. Default. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of (1.) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee: or (2.) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1.) the worth at the time of award of the unpaid -rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2.) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3.) the worth at the time of award of the amount by which the unpaid rent for the balance of



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         the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4.) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which; in the ordinary course of things, would be likely to result therefrom. The worth at the time of award," as used in (1.) and (2.) of this Paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of award," as used in (3.) of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

                  If the Lessor chooses not to repossess the Premises, buy allows the Lessee to remain in full possession and control of the Premises, then, in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee's right to possession: (1.) acts of maintenance or preservation, or efforts to relet the property; (2.) the appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

               Lessee shall be liable immediately to Lessor for all costs
         Lessor incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign of sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

                  If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1.) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2.) all costs, including for maintenance, incurred by Lessor in relenting; (3.) rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from relenting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee by entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.

                 Lessor, at any time after Lessee commits a default, can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge form the date the sum is paid by

         Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

                  Rent not paid when due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.

O. Destruction. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option, (1.) rebuild or restore the Premises to their condition prior to the damage or destruction or (2.) terminate the Lease.

                  If Lessor does not give Lessee notice in writing within thirty
         (30) days from the destruction of the Promises of its election either to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee of because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen
         (15)days prior written notice to Lessor. Lessor's obligation to rebuild or restore shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises.

                  Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

                  In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not.

P. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute of by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking Lessor shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part of all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to recover its share of any award or consideration for (1.) moving expenses; (2.) loss or damage to Lessee's trade fixtures, furnishings, equipment, and other personal property; and (3.) business goodwill. Each party waives the provisions of the Code of Civil Procedure, Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

Q. Free from Liens. Lessee shall (1.) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2.) indemnity, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3.) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4.) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3904, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

R. Compliance with Laws. Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.

S. Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, dead of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any dead of trust, for the purpose of subjecting or subordinating this Lease to the lion of any such mortgage, deed of trust, or other instrument of security. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments.

T. Abandonment. Lessee shall not vacate or abandon the Premises at any time during the term; and if Lessee shall abandon, vacate, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Promises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.

U. Assignment and Subletting. Lessee's interest in this Lease is no assignable, by operation of law or otherwise, nor shall Lessee have the right to sublet the Premises, transfer any interest of Lessee's therein, or permit any use of the Premises by another party, without the prior written consent of Lessor to such assignment, subletting, or transfer of use.

                  If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner (s) owning fifty percent (50%) or more of the partnership, of the dissolution of the partnership, shall be deemed as a voluntary assignment.

                  If Lessee consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to the other or from a majority of persons to the others, shall be deemed a voluntary assignment.

                  If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or sale of at least fifty-one percent (51%) of the value of the assets of Lessee, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51 %) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for the election of directors. This Paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

                  In the event of any subletting or transfer which is consented to, or not consented to, by Lessor, a subtenant or transferee agrees to pay monies or other consideration, whether by increased rent or otherwise, in excess of or in addition to those provided for herein, then all of such excess or additional monies or other consideration shall be paid solely to Lessor, and this shall be one of the conditions to obtaining Lessor's consent.

                  Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that, until the occurrence of an act of default by the Lessee, Lessee shall have the right to collect such rent.

                  A consent to one assignment, subletting, occupation, or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of the Lessor, terminate this Lease. Lessor's waiver or consent to any assignment or subletting hereunder shall not relieve Lessee from any obligation under this Lease unless the consent shall so provide. If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorneys' fees incurred in conjunction with each such request.

V. Parking Charges. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency.

W. Insolvency or Bankruptcy. Either (1.) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (2.) a general assignment by Lessee for the benefit of creditors, or (3.) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.

X. Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to (1.) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (a.) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, it any, and (b.) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and (c.) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2.) to deliver to Lessor the current financial statements of Lessee with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the current fiscal year and the two immediately prior fiscal years, all prepared in accordance with Generally Accepted Accounting Principles consistently applied. Lessee's failure to deliver an estoppel certificate within three (3) days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificates within the three (3) days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party.

Y. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such Subleases or Subtenancies.

Z. Attorneys' Fees. If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys' fees, as fixed by the court.

AA. Notices. All notices to be given to Lessee may be given in writing, personally, or by depositing the same in the United States mail, postage prepaid, arid addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as ft may have theretofore specified by notice delivered in accordance herewith:

                  LESSOR:           Los Gatos Business Park
                                    900 Welch Road, Suite 10
                                    Palo Alto, California 94304

                  LESSEE:           Intermart Systems, Inc.
                                    131-D Albright Way
                                    Los Gatos, CA 95030

BB. Transfer of Security. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption by such transferee of lessor's obligations under this Lease.

CC. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

DD. Holding Over. Any holding over after the expiration of the term or any extension thereof, with the consent of lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-half (1 1/2) times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

EE. Covenants, Conditions, and Restrictions. Attached hereto, marked Exhibit "C" and by this reference incorporated as if set out in full, are Covenants, Conditions, and Restrictions pertaining to Los Gatos Business Park. As a condition to t his Lease, Lessee agrees to abide by all of said Covenants, Conditions, and Restrictions. Moreover, such reasonable rules and regulations as may be hereafter adopted by Lessor for the safety, care, and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Lessee agrees to obey all such rules and regulations.

FF. Limitation on Lessor's Liability. If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Promises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.

GG.      Miscellaneous.

         1. Time is of the essence of this Lease, and of each and all of its provisions.

         2. The term "building" shall mean the building in which the Premises are situated.

         3. If the building is leased to more than one tenant, then each such tenant, its agents, officers, employees, and invitees shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such Tenant) to make reasonable use of any driveways, sidewalks, and parking areas located on the parcel of land on which the building is situated, except such parking areas as may from time to time be leased for exclusive use by other Tenant(s).

         4. Lessee's such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the building.

         5.       The term "assign" shall include the term "transfer."

         6. The invalidity or unenforceabilfty of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

         7. All parties hereto have equally participated in the preparation of this Lease.

         8. The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

         9. Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

         10. This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

         11. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall riot be to the exclusion of any other remedy.

         12. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

         13. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

         14. All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

HH. First Right of Refusal. Lessee is granted first right of refusal to lease additional space within the building as it becomes available (subject to any other existing first rights of refusal) as outlined on Exhibit A. Lessor shall notify Lessee of space available and Lessee shall have three (3) business days to provide Lessor with written acceptance. No response shall be deemed a rejection of the offer of space.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.

LESSOR:                                    LESSEE:
Los Gatos Business Park                    Intermart Systems, Inc.


BY:      s\                                BY: s\
    ------------------------------            ---------------------------------
DATE:      7/18/95                         DATE:    July 14, 1995
     -----------------------------               ------------------------------

                                    EXHIBIT A

                               OULINE OF PREMISES

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT ("Sublease") is entered into this 17th day of December, 1996 by and between INTERMART SYSTEMS, INC. ("SUBLESSOR"), and SCM MICROSYSTEMS, INC. ("SUBLESSEE").

Recitals:

         II. Los Gatos Business Park ("MASTER LESSOR"), and Sublessor entered into that certain Lease Agreement, dated as of July 6, 1995 (the "MASTER LEASE"), respecting those premises (the "MASTER PREMISES") commonly known as 131-D Albright Way, Los Gatos, California 95030, as more particularly described in the Master Lease. A copy of the Master Lease is attached to this Sublease as EXHIBIT A.

         JJ. Sublessor desires to sublet to Sublessee, and Sublessee desires to sublet from Sublessor, a portion of the Master Premises consisting of approximately 2,860 square feet of rentable area, as more particularly shown on Exhibit B attached hereto (the "SUBLEASE PREMISES"), on the terms and conditions set forth in this Sublease. Sublessor shall continue to occupy the remaining portion of the Master Premises under the terms of the Master Lease consisting of approximately 2,240 square feet (the "Remaining Premises").

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Agreement:

         1. Sublease. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Sublease Premises on the terms and conditions hereinafter set forth.

         2. Term. The term of this Sublease shall commence on July 15, 1996 (the "COMMENCEMENT DATE") and shall expire on July 31, 1998 (the "SUBLEASE TERM"), unless sooner terminated under the provisions of this Sublease.

         3.       Monthly Base Rent.

                  (a) Commencing on the Commencement Date and continuing throughout the Sublease Term, Sublessee shall pay to Sublessor, in advance on the first day of each calendar month, as monthly rent ("MONTHLY BASE RENT") the sum of $ 4,147.00. Monthly Base Rent shall be prorated for any partial month during the Sublease Term.

                  (b) Sublessee shall not be obligated to pay any Additional Rent as defined in the Master Lease or for any utilities or expenses set forth in Paragraph 10 of the Master Lease which are attributable to the Sublease Premises.

                  (c) Sublessee shall pay to Sublessor a deposit of $4,147.00, such amount to be held as a prepayment of the monthly rent for the last month of the Lease Term.

         4. Place of Payment of Rent. All Monthly Base Rent and all other amounts payable to Sublessor under this Sublease shall be paid to Sublessor when due, without prior notice or demand and without deduction or offset, in lawful money of the United States of America in cash or by check payable to Intermart Systems, Inc., 131-D Albright Way, Los Gatos, CA 95030, Attention: Scott A. Moore, or to such other address as Sublessor shall designate in writing.

         5. Use. The Sublease Premises shall be used and occupied only for those purposes set forth in the Master Lease, and for no other purpose.

         6.       Incorporation and Modification of Master Lease Terms.

                  (a) Except as expressly set forth below in Paragraph 6(b), the Master Lease is incorporated herein in its entirety by this reference. For the purpose of this Sublease, all references in the Master Lease to "Lessor" shall be deemed to mean Sublessor, all references to "Lessee" shall be deemed to mean Sublessee and all references to "Lease" shall mean this Sublease.

                  (b) The following provisions of the Master Lease are specifically excluded from this Sublease: Paragraphs 1, 2, 3, 5, 7, 8.B., 10, 22, 27, 28, and 32 of the Master Lease.

                  (c) The waivers of rights of recovery and subrogation set forth in Paragraph 9.D. of the Master Lease shall be deemed to be a three party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Master Lessor.

                  (d) Notwithstanding anything to the contrary in Paragraph 8.A. of the Master Lease, Sublessee shall be responsible only for payment of taxes assessed on Sublessee's personal property, and for no other taxes levied in connection with the Sublease Premises or the Master Premises.

                  (e) Notwithstanding anything to the contrary in Paragraph 12 of the Master Lease, Sublessee shall not be required to remove the following alterations and improvements at the expiration of the Sublease Term: (i) the built-in shelving on the Sublease Premises originally installed by Sublessor, and (ii) the dividing walls to be erected by Sublessor between the Sublease Premises and the Remaining Premises.

         7. Telephone Console. Sublessee shall provide Sublessor with reasonable access to the telephone console located on the Sublease Premises. Sublessor shall have the right to enter onto the Sublease Premises for the purposes of accessing the telephone console at reasonable times and upon reasonable notice to Sublessee.

         8.       Indemnity.

                  (a) Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublessor arising out of, from or in connection with (i) the use or occupancy of the Sublease Premises by Sublessee. (ii) any breach or default by Sublessee under this Sublease, or (iii) the failure of Sublessee to perform any obligation under the terms and provisions of the Master Lease assumed by Sublessee hereunder or required to be performed by Sublessee as provided herein, from and after the Commencement Date of this Sublease.

                  (b) Sublessor hereby agrees to indemnify and hold harmless Sublessee from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublessee arising out of, from or in connection with (i) the use or occupancy of the Remaining Premises by Sublessor, (ii) Sublessor's breach or default of any provision of this Sublease or any provisions of the Master Lease not assumed by Sublessee hereunder, or (iii) acts or omissions of Sublessor under the Master Lease in connection with the Premises prior to the Commencement Date of this Sublease.

         9. Notices. All notices, demands or requests which may be or are required to be given under this Sublease shall be in writing and shall be given by personal delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier, charges prepaid, and addressed as follows:

Sublessor:                                Sublessee:
INTERMART SYSTEMS, INC.                   SCM MICROSYSTEMS, INC.
Scott A. Moore, General Manager           William E. Ogdon, Controller
131-D Albright Way                        131 Albright Way
Los Gatos, CA 95030                       Los Gatos, CA 95030
Fax No.: 408/379-3666                     Fax No.: 408/370-4880

The addresses of the parties may be changed from time to time by notice given in the manner set forth in this Paragraph 9. Each notice, request, demand, advice or designation given under this Sublease shall be deemed properly given only upon actual receipt or refusal of delivery.

         10. Termination of Master Lease. This Sublease is, and shall at all times remain, subordinate to the Master Lease. In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease shall automatically terminate and be of no further force or effect. If the termination of the Master Lease (and resulting termination of this Sublease) occurs through no fault of Sublessor, Sublessor shall have no liability to Sublessee for the resultant termination of this Sublease.

         11. Consent of the Master Lessor. Under Paragraph 21 of the Master Lease, a sublease of the Premises requires the written consent of the Master Lessor. The parties to this Sublease hereby agree that such consent has been given in the form of a letter attached hereto as Exhibit C.

         12. Brokers. Each party represents to the other that no brokerage commission or finder's fee has been incurred in connection with this transaction, and each party shall indemnify the other against any such commission or fee which may be alleged to have been incurred by it in connection with this Sublease.

         13. Entire Agreement. This Sublease contains all of the terms, covenants and conditions agreed to by Sublessor and Sublessee and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties to this Sublease or their respective successors in interest.

         14. Exhibits. All exhibits attached hereto are incorporated in this Sublease, except as expressly excluded herein.

         15. Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same sublease.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

SUBLESSOR:                                SUBLESSEE:

INTERMART SYSTEMS, INC.                   SCM MICROSYSTEMS, INC.

By:                                       By:      s/ William E. Ogdon

Its:     General Manager                  Its:     Controller

INTERMART SYSTEMS
131D Albright Way
Los Gatos, California 95030
Tel: 408 379 0770  Fax: 408 379 3666                    info@intermartsys.com



Michelle Dillabough
Los Gatos Business Park
900 Welch Road, Ste. 10
Palo Alto, CA 94304
tel: 415 322 2121    fax: 415 322 5029
                                                               July 30, 1996

Dear Michelle,

Please be informed that we are subleasing office space to SCM, and that we give Los Gatos Business Park Permission to enter the office and do renovation, construction, office modification, or other similar activities as needed for SCM. Please let use know if there is anything you need from us and we would be happy to cooperate. Should you have any questions you may either contact myself or Scott Moore.





Sincerely yours,

s\ Robert Bruce Thomson
Bruce Thomson


SM: bt
http://www.intermartsys.com/

                             LOS GATOS BUSINESS PARK




July 31, 1996




Mr. Bruce Thomson
INTERMART SYSTEMS
131D Albright Way
Los Gatos, CA 95030

Re:  Sublease

Dear Bruce:

By way of this letter, Los Gatos Business Park is consenting to your request to sublease a portion of your space (as outlined on the attached plan) to SCM Microsystems. The attached plan detailing the improvements to be done to your space for the benefit and at the cost of SCM Microsystems is also approved.

If you have any questions or concerns, please do not hesitate to call.

Sincerely,

s\ Michelle Dillabough

Michelle Dillabough
Property Manager




cc:      Howard  White
         Bill Kelly, SCM Microsystems
         Karl Schneider, SCM Microsystems

                                  SUBLEASE MAP

July 16, 1996




Mr. Karl Schneider
SCM Microsystems
131 Albright Way
Los Gatos, CA  95030

Re:      Demise Suite D into Two Units
         Revised to include light switching & T-Star relocation

Dear Karl:

H & S is pleased to submit an estimate for installing two new walls @ 131 Albright, Suite D per your request. The costs are as follows:


A.       Costs:
         Frame, sht rock, & texture 2 openings, 104 sf............................$     750.00
         Paint (2 coats min.) 104 sf..............................................      270.00
         Rubber Base 24 lf........................................................       90.00
         Electrical...............................................................      650.00
         HVAC.....................................................................      250.00
         Supervision..............................................................      225.00
         Clean-up.................................................................       90.00
         OH&P.....................................................................      233.00
         TOTAL AMOUNT THIS ITEM...................................................$   2,558.00
         Add (1) Door w/custom keyed lock (no closer).............................$     710.00

B.       Schedule Impact:

         It will take approximately 8 working days to complete this work.

C.       Status of work:

         The work described above is on hold pending receipt of your written approval of the costs as outlined above.

D.       Qualifications:

         o All work has been estimated to be performed during regular working hours

         o All air-conditioning will be controlled by front tenant. There is no means to separate air-conditioning between spaces.
         o   Lighting will be modified to provide separate switching
         o   No electrical receptacles will be added
         o This quote does not include means to provide access from current SCM space
         o No adjustments will be made to acoustical ceiling tiles other than to remove and replace as necessary.

E.       Action Required:

         To signify your acceptance of the cost and schedule impact as detailed above, please sign at the line provided and return to H&S's office. Upon receipt of your acceptance, we will make arrangements with our subcontractors as to when work can begin and we will notify you of a start date.

       Approved:                                             Date:     7/23/96
                 -------------------------------------------      --------------
       Please initial here if you want the door installed
                                                          ----------------------

Sincerely,

H & S, Inc.

s\ Patrick A. Forbeck

Patrick A. Forbeck
Project Manager

                                       MAP

                               M E M O R A N D U M


DATE:    April 5, 1997

TO:      Michelle Dillabough

FROM:    Pat Forbeck

RE:      SCM MICROSYSTEMS & INTERMART - SUBLEASE INFORMATION
         JOB #96-097
--------------------------------------------------------------------------------

         As discussed on Friday last week, I have reviewed my document regarding the small project we did for SCM Microsystems. The original project was requested by SCM with the intention to increase their amount of usable square footage via an agreement with Intermart to sublease a portion of Intermart's leased space. I built two walls to physically divide the intermart space into two space into two separate areas.

         My original calculation as to the division of the two spaces was as follows:

                  Intermart:                2,240 Sq. ft.
                  SCM:                      3,038 Sq. ft.
                                            5,278 Sq. ft.

         Since your inquiry regarding the sublease, I have reviewed the space arrangements and need to amend my original calculation. The correct proportions are as follows:

                  INTERMART:                2,240 Sq. ft.
                  SCM:                      2,860 Sq. ft.
                                            5,100 Sq. ft.

Reason for difference:

         My original calculation included the electrical room located at the rear of the Intermart space, (that area to become SCM). The electrical room is approximately 178 Sq. ft.

Note:

         Intermart's current lease does not include the square footage for the electrical room.

         Let me know if you need anything else.

         Pat